Exhibit 10.2

Restricted Stock Award

Granted by

SUGAR CREEK FINANCIAL CORP.

under the

SUGAR CREEK FINANCIAL CORP.
2015 RESTRICTED STOCK PLAN

This Restricted Stock Award Agreement (the “Restricted Stock Award” or this “Agreement”) is and will be subject in every respect to the provisions of the 2015 Restricted Stock Plan (the “Plan”) of Sugar Creek Financial Corp. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided to each person granted a Restricted Stock Award pursuant to the Plan.  The holder of this Restricted Stock Award (the “Participant”) hereby accepts this Restricted Stock Award, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee appointed to administer the Plan (“Committee”) or the Board of Directors will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Capitalized terms used herein but not defined will have the same meaning as in the Plan.

1. Name of Participant: ___________________

2. Date of Grant: _________________________

3.	Total number of shares of Company common stock, $0.01 par value per share, covered by the Restricted Stock Award: __________
(subject to adjustment pursuant to Section 3.3 of the Plan ).

4.	Vesting Schedule. Except as otherwise provided in this Agreement, this Restricted Stock Award first becomes earned in accordance with the vesting schedule specified herein.

The Restricted Stock Awards granted under the Plan shall vest in __________ (__)  annual installments, with the first installment becoming vested on the first anniversary of the date of grant, and succeeding installments on each anniversary thereafter (or the first business day following such anniversary if the anniversary falls on a weekend day or legal holiday observed by the Company).  To the extent the shares of Restricted Stock awarded to me are not equally divisible by “__,” any excess shares of Restricted Stock shall vest on _________ __, ___________.

Vesting will automatically accelerate pursuant to Section 2.6 of the Plan (in the event of death or Disability or upon the Involuntary Termination of Employment following a Change in Control).

5.           Grant of Restricted Stock Award.

The Restricted Stock Award will be in the form of issued and outstanding shares of Stock that will be either (i) registered in the name of the Participant and held by the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock, or (ii) registered in the name of, and delivered to, the Participant.  Notwithstanding the foregoing, the Company may, in its sole discretion, issue Restricted Stock in any other format (e.g., electronically) in order to facilitate the paperless transfer of such Awards.

If certificated, the certificates evidencing the Restricted Stock Award will bear a legend restricting the transferability of the Restricted Stock.  The Restricted Stock awarded to the Participant will not be sold, encumbered hypothecated or otherwise transferred except in accordance with the terms of the Plan and this Agreement.

6.	Voting and Dividends.

The Participant will have the right to vote the shares of Restricted Stock awarded hereunder.

Any cash dividends declared on shares of Restricted Stock that have not vested (and any earnings thereon) shall be immediately distributed to the Participant.

7.	Delivery of Shares.

Delivery of shares of Stock under this Restricted Stock Award will comply with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

8.	Adjustment Provisions.

This Restricted Stock Award, including the number of shares subject to the Restricted Stock Award, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.3 of the Plan.

9.	Effect of Termination of Service on Restricted Stock Award.

This Restricted Stock Award will vest as follows:

(i)
Death.  In the event of the Participant’s Termination of Service by reason of the Participant’s death, all unvested shares of Restricted Stock will vest as to all shares subject to an outstanding Award at the date of Termination of Service.

(ii)
Disability.  In the event of the Participant’s Termination of Service by reason of Disability, all unvested shares of Restricted Stock will vest as to all shares subject to an outstanding Award at the date of Termination of Service.

(iii)
Change in Control.  In the event of an Involuntary Termination of Employment or Involuntary Termination of Service following a Change in Control, all unvested shares of Restricted Stock will vest as to all shares subject to an outstanding Award.   A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

(iv)
Other Termination.  In the event of the Participant’s Termination of Service for any reason other than death, Disability or termination for Cause or in the event of an Involuntary Termination of Employment or Involuntary Termination of Service following a Change in Control, all shares of Restricted Stock awarded to the Participant which have not vested as of the date of Termination of Service will expire and be forfeited.

10.           Miscellaneous.

10.1	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

10.2	Restricted Stock Awards are not transferable prior to the time such Awards vest in the Participant.

10.3	This Restricted Stock Award and this Agreement will be governed by and construed in accordance with the laws of the State of Illinois.

10.4
This Restricted Stock Award and this Agreement are subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Restricted Stock Award set forth above.

SUGAR CREEK FINANCIAL CORP.
By: Its:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Restricted Stock Award and agrees to the terms and conditions hereof, including the terms and provisions of the Company’s 2015 Restricted Stock Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2015 Restricted Stock Plan.

PARTICIPANT